SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2015

IMAGEWARE SYSTEMS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-15757	33-0224167
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10815 Rancho Bernardo Road, Suite 310, San Diego, California 92127
(Address of principal executive offices)

(858) 673-8600
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Beginning January 9, 2015, ImageWare Systems, Inc. (the “Company”) entered into amendments to the employment agreements (the “Amendments”) for Messrs. S. James Miller, Jr., Wayne Wetherell and David Harding, the Company's Chairman of the Board of Directors and Chief Executive Officer, Chief Financial Officer, and Chief Technical Officer, respectively. Under the terms of the Amendments, the term of each executive officer's employment agreement was extended until December 31, 2015. A copy of each of the Amendments is attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, and are incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.

Date: January 15, 2015	By:	/s/ Wayne Wetherell
Wayne Wetherell
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Seventh Amendment to Employment Agreement, by and between S. James Miller, Jr. and ImageWare Systems, Inc., dated January 9, 2015.
10.2	Second Amendment to Employment Agreement, by and between Wayne Wetherell and ImageWare Systems, Inc., dated January 9, 2015.
10.3	Second Amendment to Employment Agreement, by and between David E. Harding and ImageWare Systems, Inc., dated January 9, 2015.